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                                                                     EXHIBIT 6.3

                                SECOND AMENDMENT
                                TO LOAN AGREEMENT

         This is the Second Amendment (the "Amendment"), dated as of May 1, 1999, to the Loan Agreement dated as of May 12, 1998 (the "Agreement") by and between, TOTAL BUILDING SYSTEMS INC., a Texas corporation (the "Company"), and COMPASS BANK, a bank organized and existing under the laws of the State of Alabama (the "Bank").

                                    RECITALS

         Recitals. The Company has requested that the Bank waive certain defaults, modify certain provisions contained in the Agreement and extend the maturity of the Revolving Note until August 1, 1999 and subject to the terms and conditions hereinafter stated, the Bank is willing to do so. Therefore, the Company and the Bank hereby agree as follows, intending to be legally bound:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Defined Terms. Section 1.1 "DEFINED TERMS" of the Agreement is hereby amended by deleting in its entirety the definition for "Termination Date" and substitute therefor the following:

                  "Termination Date" shall mean the earlier to occur of (a) August 1, 1999, or (b) the date on which an Event of Default shall occur.

                                   ARTICLE II

                                     WAIVERS

         Section 2.1 Waivers of Financial Covenant Defaults. The parties hereto agree that the

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Borrower is currently not in compliance with the following financial covenants:

                  (a) Section 5.1 (11) - Minimum Net Worth Test;

                  (b) Section 5.1 (m) - Debt to Tangible Net Worth Ratio;

                  (c) Section 5.1 (n) - Current Ratio Test; and

                  (d) Section 5.1 (p) - Fixed Charge Coverage Test.

         The Bank hereby waives the defaults on the above-referenced sections of the Agreement through and as of the date hereof, only.

         Section 2.2 Waiver of Financial Statement Defaults. The parties hereto agree that as of the execution hereof the Borrower is currently not in compliance with the following financial reporting requirements:

                  (a) Section 4.1(c)(i) - Unaudited Monthly Statement for the
                      month of April, 1999;

                  (b) Section 4.1 (c)(ii) - Monthly Borrowing Base and
                      Compliance Certificate for the month of April, 1999;

                  (c) Section 4.1 (c)(iii) - Monthly Aging of Accounts
                      Receivable for the month of April, 1999;

                  (d) Section 4.1 (c)(iv) - Quarterly Certificate of Accounts
                      Payable for the quarter ending March 31, 1999;

                  (e) Section 4.1 (c)(v) - Annual Audit of Financial Statement
                      for the 1998 fiscal year; and

                  (f) Section 4.1 (c)(viii) - Annual Financial Statement of
                      Charles D. McPhail for the 1998 calendar year;

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         The Bank hereby waives the defaults on the above referenced section of the Agreement through and as of the date hereof, only.

         The Borrower hereby covenants and agrees to deliver, within TEN (10) days of the date hereof, current copies of each of the foregoing, with the exception of the Annual Audited Financial Statement.

         Any prior failure by the Bank to require timely compliance with the financial covenant ratios and the financial reporting requirements described above, is not a waiver by the Bank of the Borrower's obligation to hereafter timely comply with these provisions of the Agreement.

                                   ARTICLE III
                                    AMENDMENT

         Section 3.1 Amendment to Agreement. In addition to extending the maturity of the Revolving Note, (which is accomplished by redefining the Termination Date to mean August 1, 1999), the Bank hereby amends Section 4.1
(c)(v) of the Agreement, (which requires the Borrower to provide an audited financial statement for the Borrower's fiscal year-end December 31, 1998 by May 1, 1999) to require the audited financial statement be delivered on or before August 1, 1999.

                                   ARTICLE IV
                          VERIFICATION OF AMOUNT OWING

         Section 4.1 Balance Due on the Revolving Note. The parties hereto agree that as of the date hereof, there was an outstanding principal balance due and owing on the Revolving Note of $1,000,000.00.



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                                    ARTICLE V
                        CONSENT OF GUARANTORS AND PLEDGOR

         Section 5.1 Guarantor's and Pledgor's Consent and Ratification. Repayment of the Revolving Note is guaranteed by Charles D. McPhail (the "Guarantor") pursuant to the terms of that certain Guaranty Agreement executed on or about March 12, 1998 (the "Guaranty"). The repayment of the Revolving Note is also secured by certain Deed of Trust with Security Agreement and Assignment of Rents (the "Deed of Trust") executed by Joyver Investments, LLC (the "Pledgor") in favor of a trustee for the benefit of the Bank and filed for record under Harris County Clerk's File No. T263282 and covering that 12.6637 acre tract of land, more or less, out of the A. C. Holland Survey. The Guarantor and Pledgor join herein to (i) acknowledge and consent to each of the terms and provisions of this Agreement; (ii) ratify and confirm the Guaranty and Deed of Trust previously executed in favor of the Bank; (iii) agree that the Guaranty and Deed of Trust are in full force and effect and that the terms and provisions of those Guaranty and Deed of Trust cover and pertain to the Revolving Note and the documents executed in connection therewith; (iv) acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty or Deed of Trust or the obligations evidenced thereby; (v) certify that their representations and warranties contained in the Guaranty and Deed of Trust remain true and correct as of the date hereof; and
(vi) acknowledge that the Bank has satisfied and performed its covenants and obligations under the Guaranty and Deed of Trust and under the other loan documents executed in connection therewith and that no prior action or failure to act by or on behalf of the Bank has, or will, give rise to any cause of action or a claim against the Bank for breach of the Guaranty or Deed of Trust or other documents executed in connection therewith.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         Section 6.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Bank:

                  a. Bank shall have received from the Company duly executed copies of this Amendment;

                  b. The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other document, instrument and agreement executed in

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connection with or relating to the Agreement or this Amendment (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents") shall be true and correct as of the date hereof, as if made on the date hereof,

                  c. No Event of Default shall have occurred and be continuing and no Default shall exist; and

                  d. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Bank.

                                   ARTICLE VII
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         Section 7.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Company and Bank agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 7.2 Representations and Warranties. The Company hereby represents and warrants to the Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Company and will not violate the Articles of

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Incorporation or Bylaws of the Company, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date, (iii) the Company is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and (iv) the Company has not amended its Articles of Incorporation or Bylaws since the date of execution of the Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

         Section 8.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section 8.3 Expenses of Bank. As provided in the Agreement, the Company agrees to pay

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on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Bank's legal counsel.

         Section 8.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 8.5 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 8.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and the Company and their respective successors and assigns, except the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

         Section 8.7 Counterparts. This Amendment may be executed in one or more counterparts,

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each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 8.8 Effect of Waiver. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 8.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 8.10 FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.11 WAIVER OF JURY TRIAL/ARBITRATION. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE THAT THE PROVISIONS OF SECTION 9.14 (WAIVER OF TRIAL BY
JURY) AND SECTION 9.15 (ARBITRATION) CONTINUE TO APPLY TO THE AGREEMENT AND TO THE PROVISIONS OF THIS SECOND AMENDMENT


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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the date first written above and executed this 30th day of June, 1999.


                                  THE COMPANY:
                                  TOTAL BUILDING SYSTEMS, INC., a Texas
                                  corporation


                                  By: /s/ Charles D. McPhail
                                      -------------------------------
                                  Name:   Charles D. McPhail
                                  Title:  Chairman


                                  THE GUARANTOR:


                                  /s/ Charles D. McPhail
                                  -----------------------------------
                                  CHARLES D. McPHAIL


                                  THE PLEDGOR:

                                  JOYVER INVESTMENTS, L.L.C.
                                  a Texas limited liability company


                                  By:  /s/ Charles D. McPhail
                                       ------------------------------
                                  Name:    Charles D. McPhail
                                  Title:   Member


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                                 THE BANK:

                                 COMPASS BANK,
                                 a bank organized and existing under the laws of the State of Alabama

                                 By: /s/ Brian Duncan
                                    ---------------------------------
                                 Name:  Brian Duncan
                                 Title: Vice President






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